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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 19, 2018, with respect to the consolidated financial statements of Select Energy Services, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
March 22, 2018

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM